Form C

Cover Page

Name of issuer:

Weeshing Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/20/2015

Physical address of issuer:

44 Tehama Street
San Francisco CA 94105

Website of issuer:

http://weeshing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

10/10/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$149,310.55	$0.00
Cash & Cash Equivalents:	$20,926.55	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$500.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$40,000.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($118,769.45)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Weeshing Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Juan Pablo Duch	Chief Operations Officer	Weeshing Inc	2016
Javier Hasbun	Chief Financial Officer	Weeshing Inc	2015
Rodrigo Segal	Chief Commercial Officer	Weeshing Inc	2015
Pablo Tromben	Legal Director	Weeshing Inc	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Javier Hasbun	CEO	2015
Javier Hasbun	CFO	2015
Doug Isaac	Senior Advisor of Content	2017
Reuben Katz	CSO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Weeshing Inversiones SpA	60080.0 Common Stock	65.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Promoter defaults can happen: a show may not deliver a profit. Weeshing built a proprietary analytics app called Analyzer that provides us and our promoters with historical and up-to-the-minute data on financial, cultural and geographic trends that visually illustrate risk and opportunity right down to the dollar. However, we cannot guarantee that this will always work

Event cancellations can happen: Agencies return booking deposits when their artist is at fault. We also require promoters to obtain cancellation insurance. We provide a very detailed warranty list for every show we offer and all these details are published alongside the investment details on our site for investors to scrutinize.

Competition eventually always happens: Live Nation and AEG are estimated to control over 60% of venue seats in the US. In addition, there are numerous websites that gather fan preferences and recommend showtimes, and even some who help fund concerts--but not with return on investment. Any of these may learn of Weeshing's model and attempt to mimic us. Weeshing has substantial lead to market, considerable success across Latin America and a trusted relationship with over 12,000 investors already.

The Company's future success depends on the continued services and performances of key management, consultants and advisors. The Company's future success may further depend on the Company's ability to attract and retain additional key personnel and third party contractual relationships. If the Company is unable to attract and retain key personnel and third party contractors, this could adversely affect our business, financial condition, and operating results.

The US market is fickle and expensive to capture: Weeshing has already aligned more than 50 promoters interested in working with us in the US, however, these are not guaranteed.

Seed funding may run out: The Company may never receive future equity financing or existing investors may not elect to convert their options at term. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, Purchasers of this SAFE offering could be left holding securities in perpetuity. Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Reuben Katz and Doug Isaac are part time officers. This may result in diminished time being committed to Weeshing Inc, and potentially impact company performance.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% will go towards marketing, specifically targeted outreach to Artists, Venues and Promoters across the US.

5% Wefunder Intermediary fee

If we raise: **$107,000**

Use of Proceeds: 95% will go towards accelerating further development of our "Analyzer" app as a standalone product and service capable of generating significant revenue and providing a valuable factor with our clients (promoters, venues, brands/advertisers).

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $25,000 of the securities, investors will receive a valuation cap of $9,000,000 and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	1,000,000	62316	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	30000
Options:	30000

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	03/07/17
Amount	$25,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Valuation cap	$4,600,000.00
Maturity date	04/10/20

At Holders election and in the event that the Company issues and sells shares of its Preferred Stock in an equity financing which occurs on or prior to the Maturity Date of the Notes, then the outstanding principal amount of the Notes and all accrued and unpaid interest on the Notes shall automatically convert into fully paid and non-assessable shares of the Preferred Stock issued in such financing at the price per share paid by the other participating investors in such financing

Convertible Note

Creditor	Inversiones y Servicios Corpora SA
Issue date	10/17/17
Amount	$200,000.00
Outstanding principal plus interest	$200,000.00 as of 04/12/18
Interest rate	5.0% per annum
Discount rate	20.0%
Valuation cap	$15,000,000.00
Maturity date	10/20/20

At Holders election and in the event that the Company issues and sells shares of its Preferred Stock in an equity financing which occurs on or prior to the Maturity Date of the Notes, then the outstanding principal amount of the Notes and all accrued and unpaid interest on the Notes shall automatically convert into fully paid and non-assessable shares of the Preferred Stock issued in such financing at the price per share paid by the other participating investors in such financing

Convertible Note

Issue date	02/12/18
Amount	$150,000.00
Interest rate	5.0% per annum
Discount rate	20.0%
Valuation cap	$15,000,000.00
Maturity date	04/14/20

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2017	Other	Convertible Note	$25,000	General operations
4/2017	Other	Common stock	$55,000	General operations
10/2017	Other	Convertible Note	$200,000	General operations
2/2018	Other	Convertible Note	$150,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Weeshing provides crowdfinanced capital to producers of live events in music, comedy and sports.

We plan to be recognized as a staple of the multi-billion dollar live event industry having successfully scaled a profitable alternative via equitable solutions (in contrast to current, monopolistic and exploitative practices) now demanded by the newly empowered Crowd.

We plan to train a new class of artists and producers (venues, super fans & fan clubs) on how to harness our platform and their own social capital to design and produce timely, meaningful and profitable events, and by using our app to predict likelihood of success, enabling advance ticket procurement and/or investment.

We plan to bring artists and their fans closer than ever by sharing risk and reward.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Weeshing Inc was incorporated in the State of Delaware in November 2015.

Since then, we have:

- Raised $10M USD in "fanvestor" capital for live events in 4 countries
- Registered over 16,165 investors, financed over 2,165 investments, and made over 700,000 fans and investors happy.
- Built solvent enterprise in 2 years with only $1M seed capital
- Founded Weeshing Inc (DE-resident umbrella corp), acquired all Weeshing units worldwide, launched Weeshing Investment LLC (Reg D Series LLC)
- Backed by largest Latin American fund (NXTP Labs) that holds follow-on option for 20% of next round

Historical Results of Operations

Our company was organized in November 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $40,000 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets*. As of December 31, 2017, the Company had total assets of $149,310.55, including $20,926.55 in cash. As of December 31, 2016, the Company had $0 in total assets, including $0 in cash.
- *Net Loss*. The Company has had net losses of $118,769.45 and net income of $0 for the fiscal years ended December 31, 2016 and December 31, 2017, respectively.
- *Liabilities*. The Company's liabilities totaled $500 for the fiscal year ended 2017 and $0 for the fiscal year ended 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $55,000 in equity and $375,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Weeshing Inc cash in hand is $0, as of March 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $15,000/month, for an average burn rate of $15,000 per month. Our burn rate as of April is now $5000 and we expect this to continue for the next 3-6 months unless we have a successful Offering.

We have a guaranteed investment of $130k at the end of this month which will provide us with more capital to continue operations.

We have operations in Argentina, Mexico, Peru, Chile, Colombia and US.

While we cannot guarantee it, we are hoping that our expenses will increase exponentially as we initiate marketing campaigns, on-board staff and fund further technology development. We have experienced that our cost of Customer Acquisition (CAC) is $56 USD, but our Lifetime Customer Value (LTV) is $570 USD.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Javier Hasbun, certify that:

(1) the financial statements of Weeshing Inc included in this Form are true and complete in all material respects ; and

(2) the tax return information of Weeshing Inc included in this Form reflects accurately the information reported on the tax return for Weeshing Inc filed for the fiscal year ended 2017.

Javier Hasbun
Chief Financial Officer

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://weeshing.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Doug Isaac
- Javier Hasbun
- Juan Pablo Duch
- Pablo Tromben
- Reuben Katz
- Rodrigo Segal

Appendix E: Supporting Documents

INVEST IN WEESHING INC

Fan owned crowdfunding for shows

$1,000
raised of $50K-$107K goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)
$10M valuation cap | **20%** discount
A SAFE gives you the right to future shares in Weeshing Inc. If you invest, you're betting the company will be worth more than $10M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $9M Valuation Cap & 20% Discount
Investors who fund up to the first $25K of this fundraise will invest in a SAFE with a $9M valuation cap & 20% discount.

INVESTOR PERKS

$500+ "Helping Artists LIVE as Artists"™ is what keeps us up at night. So, in appreciation for your support and encouragement, Weeshing will happily send you a personal thank you note including smiling avatars of all our employees worldwide! We are currently in 6 countries and growing, so yes, please let us know if there is anyone in your area that, with our assistance, can help support more artists closer to you. Thank you for helping us help all stakeholders in the world of music to "Stop Wishing and Start Weeshing!"™

$2,500+ For all our "Fanvestors" helping Weeshing reach the stars with an investment of $2,500, in addition to the avatar-personalized thank you note from the Weeshing team, we will treat you like the star you are by having our very own resident artist, Rafael, memorialize your smiling face in a Weeshing trademark AVATAR of your own, and add it to a Worldwide SuperFan page at Weeshing.com. You'll be able to download and use it wherever you want, because it's all about you, baby!

$5,000+ Investors joining Weeshing on our mission to democratize the live event industry at the $5,000 level will enjoy the benefits above, plus lifetime access to Weeshing's exclusive "Circle of Trust" (CoT) where members enjoy valuable perks such as first dibs on investing in all events in their country of residence, even before we publish them! In addition to exclusive CoT membership, Weeshing will grant you one golden ticket to the event of your choice--anywhere in the world. It's our way of saying thanks for your support and welcome to the team.

$10,000+ As one of our very few most-valued investors, in addition to all perks described above, plus a companion ticket to the event of your choice, you will have earned membership in Weeshing's prized "Black CDC" club ("Circulo de Confianza"), Weeshing's original Circle of Trust! Black CDC members enjoy all CoT benefits, plus the globally prized privilege of premiere access to invest in any of Weeshing's events worldwide, not just in their countries of residence. So, if you see a show you want to invest in, or attend as a VIP anywhere, the Black CDC club is tailor-made for you. Welcome to the club, and thank you for your support!

> *Weeshing provides crowdfinanced capital to promoters of live events in music, comedy and sports.*



Rodrigo Segal
CHIEF COMMERCIAL OFFICER, WEESHING INC

OUR AMBITION

We plan to be recognized as a staple of the multi-billion dollar live event industry having successfully scaled a profitable alternative via equitable solutions (in contrast to current, monopolistic and exploitative practices) now demanded by the newly empowered Crowd.

We plan to train a new class of artists and producers (venues, super fans & fan clubs) on how to harness our platform and their own social capital to design and produce timely, meaningful and profitable events, and by using our app to predict likelihood of success, enabling advance ticket procurement and/or investment.

We plan to bring artists and their fans closer than ever by sharing risk and reward.

KEY FACTS

- Raised $10M USD in "fanvestor" capital for live events in 4 countries
- We are working on leveraging blockchain for easier, and more equitable events and fan empowerment; in collaboration with Fluid Chains and Rokk3r Labs(a co-building company) and their 150M fund, Rokk3r Fuel.
- Registered over 16,687 investors, financed over 2,764 investments, and made over 700,000 fans and investors happy.
- Built solvent enterprise in 2 years with only $1M seed capital
- Backed by largest Latin American fund (NXTP Labs) that holds follow-on option for 20% of next round

weeshing.com *from Providencia Region Metropolitana*

MARKETPLACE TECHNOLOGY B2C TECH ENTERTAINMENT BANKING COMMUNITY CROWDFUNDING EVENTS FESTIVALS FIN TECH FINANCE LEISURE MEDIA LIFESTYLE NIGHTLIFE RECREATION SOCIAL ANALYTICS FIN TECH

Why I Like Weeshing Inc

Weeshing brings a totally unique model of online funding for innovative promoters and their events. It unites promoters and artists to leverage their fanbase and clients to deliver shows exactly where there is peak demand. It aligns everyone's interests, activates an audience and deepens the relationship and connectivity between artists and communities. This is a great tool for innovative promoters of all sizes to leverage easy to use technology to build their businesses.



Jason Best

INSTIGATOR OF CROWDFUNDING JOB ACT

THE BUZZ ABOUT WEESHING INC

"During the years I have known Weeshing's founders, Rodrigo and Javier, they have proven an exceptional team, executing medium and long-term plans to scale while growing. Their business model has proven disruptive—producers, artists and fans all continue to want what Weeshing offers. The founders' willingness to travel has shown fruitful in opening new foreign markets, and we are confident that this company can surpass $100M USD valuation within five years. I would recommend any investor with smart money to invest in this company."



David Alvo

Ex-Fund Manager, NXTP Labs

Weeshing puts crowdfunding at forefront of ticketing sector's future

Weeshing chief executive Scott McIntyre has outlined how the concert crowdfunding platform can revolutionise the ticketing and live events industry after beginning operations in the North American market. The company was founded in Chile in 2014

January 16, 2018 @ theticketingbusiness.com

Weeshing, A Concert Crowd-Funding Platform Arrives In North America

(CelebrityAccess) -- Weeshing, a concert crowdfunding platform that's found ample success in South American has launched in North American markets, with the aim of helping music fans become investors in concerts and tours by their favorite bands.

January 16, 2018 @ celebrityaccess.com

Breaking up concert monopolies: Weeshing offers fans a piece of the action

Weeshing, a growing startup with roots in Chile, has set to changing the concert-landscape drastically. Their platform has put true fans back in charge of music events by allowing individual fans to invest in the upcoming concerts of their favourite

December 7, 2017 @ startupbeat.com



Bruno Mars show sold out as eager fans camp outside venue

Ten days before the performance of the acclaimed Hawaiian singer-songwriter, a few loyal followers are already guarding their spots outside the show venue.

November 28, 2017 @ perureports.com

Choose your own adventure | Billboard

From Chile, Weeshing arrived so that fans can finance the shows of their favorite artists. That yes, to fulfill the dream implies to share the risk.

June 23, 2017 @ billboard.com.ar

La plataforma Weeshing: Inversion en recitales

Ver en vivo a la banda favorita de uno, tener la oportunidad de conocer a sus integrantes e incluso participar del negocio del concierto ofrece la plataforma Weeshing, una plataforma donde fanaticos pueden invertir en los recitales. Este

June 20, 2017 @ cnnchile.com

Digital Bank Video: Weeshing, entertainment investment platform

Weeshing is the first entertainment investment platform and acts as an intermediary between concert promoters and fans/investors. Weeshing is born from the association of a group of investors that wants to make the entertainment industry

April 10, 2017 @ fintechlatam.net

A little of history about Crowdfunding

1997 British rock band Marillion wanted to tour the United States but didn´t have the resources to arrange it. So they intuitively emailed their fans to help make their dream a reality by simply pointing them to a web page allowing them to pledge what they could. Marillion gathered $60,000 USD in donations that funded their subsequent American tour...and Crowdfunding concerts was born... and Weeshing Crowdinvested a Marillion concert in Chile!

Biggest achievements!

16,687
Registered Users

2,764
Unique Investments

$10,429,756 USD
Total Raised Capital For Shows

97
Registered Promoters

860
Active Investors in 7 countries

20%
Average Profit Annualized

Bands and M&G!


Weeshing
Invierte en tus pasiones
MEET AND GREET
LA LEY
SUN MONTICELLO - 27 FEB 2016





Over 100 business partners in 7 countries

We have over 97 promoters in our platform

One major record label negotiating a pilot in US

Partnering with one of the biggest Credit Card companies for launching the new "OnDemand" service

Time Line



Weeshing Inc. is founded
Financed Morrisey concert in Chile
Financed Opeth concert in Argentina
Weeshing new brand
2014
2015
2016
2017
2018
Operations in Peru and Argentina
Operations in Mexico and USA
The Weeshing Agency
The Weeshing Agency

How's Weeshing is changing the industry?

Industry Model



Bands
Agency
Reseller
Local Promoters
Ticketing
Fans

Weeshing Model



Promoters looking for investment
Upload show into the platform
Fans Invest
Gig was done
ROI with profits

Traction - Shows



+$10 M USD
RAISED CAPITAL FOR SHOWS
+250 SHOWS
344%
GROWTH
9.000.000
8.000.000
7.000.000
6.000.000
5.000.000
4.000.000
3.000.000
2.000.000
1.000.000
USD
2015
2016
2017
2018

Registered Users


16,000
10,000
3,000
2016
2017
2018
16,691
Registered Users





International accelerators & Institutional investments


2014
2015
2016
2017
2018

New Revenue Streams

Four new business models to integrate Weeshing across the whole value chain of the industry.


analyzer
Through our Weeshing Analyzer we have created the optimal filter to identify the bands with the highest sales potential

Exit Strategy

By continuing to stage successful fan-funded shows at a broad swath of mid-market venues across the hemisphere, Weeshing will be seen as a strong complement/acquisition candidate to behemoths like LiveNation and AEG Presents. In addition, Weeshing would help 2nd tier competitors like leading independent promoter Another Planet capture more share of the market. Weeshing is already having relationships and will be considered a strong strategic play with companies also serving the music market such as OCESA, Greycroft, Steamboat, Eventbrite, Warner, DEVNY, BDMI, Raine Group, Shazam, Spotify, VISA, and Mastercard.

In addition to organic growth, Weeshing enjoys personal relationships with several of the world's leading minds in Blockchain technology, Cryptocurrencies and tokens, including Michael Terpin, Xiaochen Zhang and Vince Molinari. We were selected to be one of three companies featured in the beta launch of Crowdholding. Weeshing earned $100,000 in cash from the proceeds of Crowdholding's successful 1530 ETH raise (~$1.5M). From operational efficiencies to international capitalization we are aggressively investigating ways to harness the underlying power of these technologies. To date, we have garnered interest from numerous investors toward this aim and should have a cogent strategy emerge shortly.

Meet the Founders

Meet our rockstars!



Rodrigo Segal

Chief Commercial Officer

Serial Entrepreneur, Commercial Advisor, Music and Crypto Lover | Founder of Weeshing & Orionx



Javier Hasbun

Chief Financial Officer

Serial Entrepreneur, Financial Advisor, Teachear and Musician | CFO at Weeshing.com | Director at Venture Capital SpA



Juan Pablo Duch

Chief Operating Officer

Over 10 years in the music industry, staging more than 100 shows, festivals and tours

AND THE REST OF THE TEAM



Reuben Katz

Advisor



Nicolas Lopez

IT Advisor

Founder of orionx.com biggest crypto exchange in Chile



Joaquin Gumucio

CTO



Doug Isaac

US Senior Advisor of Content



Nicolas Malagarriga

Regional Manager



Pablo Tromben

CLO



Andres Henriquez

Global operations



Juan Romero

Director of Content Weeshing Agency



Guillermo Padron

Country Manager Mexico



Leandro Carbonato

Country Manager Brasil



Francisco Badano

Country Manager Argentina



Francisco Cano

Country Manager Peru/Colombia



Maria Jose Iturra

Promoter Manager



Pablo Barrangan

Investor Manager Mexico



Carlos Junco

Growth Hacker



Rafael Barrera

Design and UX



Esteban Espinoza

Investor Manager Chile



Pablo Soler Bach

Advisor for Europe

Raised $431,000 From 1+ Investors

Reuben Katz

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

WI: The idea of Weeshing sell by itself, the concept of investing in music attracts attention at first impression, is cool, new and mix two strong trending concepts music and crowdfunding. In addition, we sell to promoters and producers an unmatched financial tool for their business

WF: How big is the market?

WI: Artist revenues comes from 60% from the live events! The market is huge 7 Billion Global, 4 B US, 1 B LATAM and 2 B the rest of the world. We target mid tier promoters, artist and venues to work with around the world, which are estimated in 10.000, so far we are working with approx. 100, among 6 countries

WF: Who are your competitors? How are you different?

WI:

We have indirect competitors, include the many websites that organize fans for advance ticket purchase or to gather 'likes', we can list Wedemand, Sponsormyevent, Mymusictaste, Fanbassador, Pledgemusic, Bandsintown, Ifonly, show4me, viberate, Rippleconcerts and Rabble (acquired by Equitise).

There is no other company offering a product like us, our business model is based on crowdinvesting to make things happen.

WF: What do you understand about your business that others don't get?

WI: We know that the true power relies on fans, without them will be no record label, venues, ticketing, etc and that's what we are determined to do, give the power back to fans through technology!

WF: What's your biggest risk? What keeps you up at night?

WI: Shows getting canceled, we have to protect the investment our biggest asset is the fanbase of investors.

WF: How will you make money?

WI: Our revenue model is based in commissions to promoters and investors: For promoters and production companies Weeshing provides capital and charges a 1.5% per month fee on amount raised. The promoter pays an additional success fee of 35% of the profit above Investor breakeven point. For concert investors: 1% transaction fee @ start; 1% fee against return on investment.

On average we take a 7% over raised capital.

WF: How do you acquire customers?

WI: Our current CAC is 55 USD and LTV near 600 USD. We use localized entertainment press releases, extensive social network marketing (including fan clubs),personal referrals and leveraging our shows with M&G and tickets contests to drive awareness of available shows.

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RISKS

1 Promoter defaults can happen: a show may not deliver a profit. Weeshing built a proprietary analytics app called Analyzer that provides us and our promoters with historical and up-to-the-minute data on financial, cultural and geographic trends that visually illustrate risk and opportunity right down to the dollar. However, we cannot guarantee that this will always work

2 Event cancellations can happen: Agencies return booking deposits when their artist is at fault. We also require promoters to obtain

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Weeshing Inc is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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